Winthrop Realty Trust TRADED: NYSE: FUR 7 Bulfinch Place, Suite 500 Boston, MA 02114

Contact at Winthrop Realty Trust
Beverly Bergman
Investor or Media Inquiries
Phone: (617) 570-4614; e-mail: bbergman@firstwinthrop.com

FOR IMMEDIATE RELEASE
February 25, 2009

WINTHROP REALTY TRUST ANNOUNCES IMPAIRMENTS AND LOAN RESERVES
TAKEN BY LEX-WIN CONCORD LLC FOR QUARTER AND FULL YEAR ENDED
DECEMBER 31, 2008

Boston, Massachusetts – February 25, 2009 – Winthrop Realty Trust (NYSE:FUR) announced today that Lex-Win Concord LLC (“Concord”), its debt platform venture with Lexington Realty Trust has recognized with respect to its loan receivables and bonds for the quarter and year ended December 31, 2008 (1) other than temporary impairments of $16,811,000 and $73,832,000, respectively, and (2) loan reserves of $22,853,000 and $31,053,000, respectively.  As a result of the charges Concord reported a loss for the quarter ended and year ended December 31, 2008 of $32,509,000 and $60,414,000, respectively.  Winthrop accounts for its investment using the equity method of accounting.  Accordingly, Winthrop recognizes its proportional share, which is equal to 50% of this loss and will recognize a loss from its investment in Concord of approximately $16,254,000 or $1.03 per common share on a fully diluted basis for the quarter ended December 31, 2008 and approximately $30,207,000 or $2.03 per common share on a fully diluted basis for the year ended December 31, 2008.  In addition to its recognition of its allocable share of loss from Concord, and the corresponding reduction in Winthrop’s carrying balance of its equity investment in Concord, Winthrop is also required to assess whether its equity interest in Concord as reported on its balance sheet is further impaired and whether such impairment is other than temporary.  The reduction of Winthrop’s carrying balance of its equity investment in Concord resulting from Winthrop’s allocable share of loss from Concord does not reflect the additional impairment that Winthrop will recognize for the quarter and year ended December 31, 2008 as the result of its assessment relating to other than temporary impairment of its joint venture equity interest in Concord.  Winthrop is also assessing the appropriateness of continuing to account for its investment in Concord using the equity method.

With respect to this additional impairment that Winthrop will recognize, Michael L. Ashner, Chairman of Winthrop stated, “in view of the market pricing of specialty mortgage finance companies comparable to Concord as well as the macroeconomic uncertainties impacting debt markets in general, we believe it is incumbent upon us to further reduce the value of our investment in Concord in a manner which reflects these realities.  We are in the process of finalizing our opinion of value which will be provided in our upcoming earnings release.”

Winthrop Realty Trust is scheduled to release its fourth quarter and year end 2008 results on the morning of Thursday, March 5, 2009 and management’s conference call presentation with respect to such results is scheduled for 2:00 p.m. eastern time later that day.

Winthrop Realty Trust TRADED: NYSE: FUR 7 Bulfinch Place, Suite 500 Boston, MA 02114
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Winthrop Realty Trust is a NYSE-listed real estate investment trust (REIT) headquartered in Boston, Massachusetts.  Additional information on Winthrop Realty Trust is available on its Web site at www.winthropreit.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  The statements in this release state the company’s and management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements for which the company claims the protections of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995.  It is important to note that future events and the company’s actual results could differ materially from those described in or contemplated by such forward-looking statements.  Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) local real estate conditions, (iv) increases in interest rates, (v) increases in operating costs and real estate taxes, (vi) changes in accessibility of debt and equity capital markets and (vii) defaults by borrowers on loans.  Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company's SEC filings, including but not limited to the company's report on Form 10-K/A for the year ended December 31, 2007. Copies of each filing may be obtained from the company or the Securities & Exchange Commission. The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled "Risk Factors" in the company's Annual Report on Form 10-K/A for the year ended December 31, 2007, as may be updated or supplemented in the company's Form 10-Q filings, which discuss these and other factors that could adversely affect the company's results